EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-43745) for the registration of 3,090,141 shares of common stock and 1,479,290 warrants to purchase common stock of Highwoods Properties, Inc. We also consent to the incorporation by reference therein of our reports (a) dated February 14, 1997, with respect to the consolidated financial statements and schedule of Highwoods Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996;
(b) dated February 14, 1997, with respect to the financial statements and schedule of Highwoods/Forsyth Limited Partnership included in its Annual Report (Form 10-K) for the year ended December 31, 1996; (c) dated April 17, 1996 with respect to the combined audited financial statements and schedule of Eakin & Smith for the year ended December 31, 1995 included in Highwoods Properties, Inc.'s Current Report on Form 8-K dated April 1, 1996 as amended on June 3, 1996 and June 18, 1996; (d) dated February 26, 1996 with respect to the audited Historical Summary of Gross Income and Direct Operating Expenses for certain properties owned by Towermarc Corporation for the year ended December 31, 1995 included in Highwoods Properties, Inc.'s Current Report on Form 8-K dated April 29, 1996 as amended on June 3, 1996 and June 18, 1996; (e) dated January 24, 1997 and January 25, 1997 with respect to the Combined Statements of Revenues and Certain Expenses of Century Center and Anderson Properties, respectively, included in Highwoods Properties, Inc.'s and Highwoods/Forsyth Limited Partnership's Current Reports on Forms 8-K dated January 9, 1997 (as amended on February 7, 1997 and March 10, 1997) and February 12, 1997 respectively, and (f) dated January 16, 1998 with respect to the Statements of Revenues and Certain Expenses of Riparius Properties, Shelton Properties, and Winners Circle included in Highwoods Properties, Inc.'s and Highwoods/Forsyth Limited Partnership's Current Reports on Form 8-K dated November 17, 1997, all filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

/s/ Ernst & Young LLP
---------------------

Raleigh, North Carolina
February 5, 1998